RCM Technologies, Inc.      Tel:  856.486.1777       Corporate Contacts:
2500 McClellan Avenue       Fax:  856.488.8833       Leon Kopyt
Pennsauken, NJ 08109-4613   info@rcmt.com            Chairman, President & CEO
                            www.rcmt.com             Brian Delle Donne
                                                     Chief Operating Officer
                                                     Stanton Remer, CPA
                                                     Chief Financial Officer
                                                     Kevin D. Miller
                                                     Senior Vice  President
                       P R E S S  R E L E A S E

                        RCM TECHNOLOGIES, INC. ANNOUNCES
           RESULTS FOR SIX MONTHS AND THREE MONTHS ENDED JUNE 30, 2003

August xx, 2003 -Pennsauken, NJ - RCM Technologies, Inc. (NNM: RCMT) today announced financial results for the six months and three months ended June 30, 2003.

The Company announced revenues of $105.9 million for the six months ended June 30, 2003, up from $89.3 million for the same period a year ago. Net income for the six months ended June 30, 2003 was $3.3 million, or $.31 per share, as compared to net income of $4.3 million, or $0.40 per share, for the same period a year ago. For the six months ended June 30, 2003, earnings before interest, taxes, depreciation and amortization was $5.7 million, or $.54 per diluted share, as compared to $7.4 million, or $.69 per diluted share, for the same period a year ago.

The Company announced revenues of $55.2 million for the three months ended June 30, 2003, up from $44.4 million for the same period a year ago. Net income for the three months ended June 30, 2003 was $1.9 million, or $.18 per share, as compared to net income of $2.1 million, or $0.20 per share, for the same period a year ago. For the three months ended June 30, 2003, earnings before interest, taxes, depreciation and amortization was $3.1 million, or $.29 per diluted share, as compared to $3.4 million, or $.31 per diluted share, for the same period a year ago.

Leon Kopyt, Chairman and CEO of RCM, commented: "We are pleased to report a moderate increase in revenues for the second consecutive quarter and are encouraged by the growing public and business sentiment that the economy is poised for a long overdue recovery. Additionally, we are hopeful that this positive change in the markets will be a catalyst for increased spending by many of our clients. While demand for our services has grown over the past two quarters, we are tempering our enthusiasm until there are more substantive signs of sustainable economic growth and expansion."

About RCM
RCM Technologies, Inc., established in 1971, is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in the design, development and delivery of these solutions to various industries. RCM's offices are located in major metropolitan centers throughout North America. Additional information can be found at www.rcmt.com.

The Statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. Forward looking statements include, but are not limited to, those relating to demand for the Company's services, expected demand for our services and expectations regarding our revenues, the Company's ability to continue to utilize goodwill, to continue to increase gross margins, to achieve and manage growth, to develop and market new applications and services, risks relating to the acquisition and integration of acquired businesses, demand for new services and applications, timing of demand for services, industry strength and competition and general economic factors. Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission.

                                Tables to Follow

                             RCM Technologies, Inc.
                        Consolidated Statements of Income
                                   (Unaudited)
                    (In Thousands, Except Per Share Amounts)

                                                               Six Months Ended June 30,
                                                            ---------------------------------
                                                                2003               2002
                                                            -------------      --------------

Revenues                                                        $105,869             $89,272
Gross profit                                                      22,199              24,200
Selling, general and administrative                               16,474              16,768
Depreciation and amortization                                        604                 620
Other income                                                          58                  36
Income from continuing operations before income taxes              5,179               6,848
Income taxes                                                       1,890               2,574
Income from continuing operations                                  3,289               4,274
Loss from discontinued operations, net of taxes                                           16
Net earnings                                                     $ 3,289              $4,258

Earnings per share (diluted)
  Income from continuing operations                                 $.31                $.40
  Loss from discontinued operations
  Net income                                                        $.31                $.40


                                                              Three Months Ended June 30,
                                                            ---------------------------------
                                                                2003               2002
                                                            -------------     ---------------

Revenues                                                         $55,219             $44,378
Gross profit                                                      11,394              11,738
Selling, general and administrative                                8,274               8,336
Depreciation and amortization                                        308                 313
Other income                                                          77                 303
Income from continuing operations before income taxes              2,889               3,392
Income taxes                                                         954               1,272
Income from continuing operations                                  1,935               2,120
Loss from discontinued operations, net of taxes                                            7
Net earnings                                                      $1,935              $2,113

Earnings per share (diluted)
  Income from continuing operations                                 $.18                $.20
  Loss from discontinued operations
  Net income                                                        $.18                $.20

                             RCM Technologies, Inc.
                     Summary Consolidated Balance Sheet Data
                                   (Unaudited)
                                 (In Thousands)

                                                             June 30,          December 31,
                                                               2003                2002
                                                          ----------------    ---------------
Cash and equivalents                                                $ 479           $  2,845
Accounts receivable                                                42,499             31,754
Working capital                                                    18,694             16,516
Intangible assets                                                  38,097             36,753
Total assets                                                       94,909             89,977
Senior debt                                                         3,300              7,420
Total liabilities                                                  31,365             30,731
Stockholders' equity                                              $63,544            $59,246

                             RCM Technologies, Inc.
Reconciliation of EBITDA to Net Income and Cash Provided by Operating Activities
                                   (Unaudited)

As used in this report, EBITDA means earnings before interest, income taxes, depreciation, amortization, extraordinary charges, non-recurring charges and other non-cash items. We believe that EBITDA, as presented, represents a useful measure of assessing the performance of our operating activities, as it reflects our earnings trends without the impact of certain non-cash and unusual charges or income. EBITDA is also used by our creditors in assessing debt covenant compliance. We understand that, although security analysts frequently use EBITDA in the evaluation of companies, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flow provided by operating activities as a measure of liquidity, as an alternative to net income as an indicator of our operating performance, nor as an alternative to any other measure of performance in conformity with generally accepted accounting principles. The following is a reconciliation of EBITDA to both net income and cash flow provided by operating activities.

                                                                  Six Months
                                                                Ended June 30,
                                                              (In Thousands)
                                                            2003             2002
                                                          ----------      -----------

EBITDA                                                       $5,725           $7,432
Depreciation and amortization                            (      604)     (       620)
Interest expense, net of interest income                 (       77)              31
Gain on foreign currency transactions                           135                5
Income taxes                                             (    1,890)     (     2,574)
Loss from discontinued operations                                        (        16)
                                                          ----------      -----------

Net income                                                   $3,289           $4,258
                                                          ==========      ===========


Net income                                                   $3,289           $4,258
Adjustments to reconcile net income to cash
  provided by operating activities:
    Depreciation and amortization                               604              620
    Provision for losses on accounts receivable                 221      (       327)
Changes in operating assets and liabilities
    Receivables                                          (    9,693)     (     2,832)
    Deferred tax asset                                        2,460            7,688
    Prepaid expenses and other current assets                   639      (       823)
    Accounts payable and accrued expenses                     3,521      (     2,242)
    Accrued payroll                                           1,216      (       165)
    Payroll and withheld taxes                                  306              238
    Income taxes payable                                 (      289)           3,364
                                                          ----------      -----------


Cash provided by operating activities                        $2,274           $9,779
                                                          ==========      ===========



                                                                  Three Months
                                                                 Ended June 30,
                                                                 (In Thousands)
                                                              2003             2002
                                                          ------------     ------------

EBITDA                                                         $3,120           $3,403
Depreciation and amortization                            (        308)    (        312)
Interest expense, net of interest income                 (         26)             299
Gain on foreign currency transactions                             102                2
Income taxes                                             (        953)    (      1,272)
Loss from discontinued operations                                         (          7)
                                                          ------------     ------------

Net income                                                     $1,935           $2,113
                                                          ============     ============


Net income                                                     $1,935           $2,113
Adjustments to reconcile net income to cash
  provided by operating activities:
    Depreciation and amortization                                 308              313
    Provision for losses on accounts receivable                   205     (        210)
Changes in operating assets and liabilities
    Receivables                                          (      5,275)    (     10,690)
    Deferred tax asset                                          1,980            6,572
    Prepaid expenses and other current assets            (        404)    (      1,671)
    Accounts payable and accrued expenses                (        204)             125
    Accrued payroll                                      (        807)    (      1,499)
    Payroll and withheld taxes                                    101              281
    Income taxes payable                                 (         39)           5,563
                                                          ------------     ------------


Cash provided by (used in) operating activities          (     $2,200)            $897
                                                          ============     ============